Exhibit 99.1

Cole Taylor Bank, a subsidiary of Taylor Capital Group

Announces Major Expansion of its Commercial Banking Group

ROSEMONT, IL - June 5, 2006 - Cole Taylor Bank, a subsidiary of Taylor Capital Group, Inc. (NASDAQ: TAYC) announced a major expansion of its Commercial Banking Group with the appointment of seven key business development professionals. The bank, which specializes in serving closely-held businesses, continues to aggressively pursue new business in the Chicagoland market.

"At Taylor Capital Group and Cole Taylor Bank, our entire organization is focused on delivering the financing, cash management and wealth management services that closely-held companies and their owners need and demand," said Jeff Taylor, Chairman and CEO of Taylor Capital Group. "By adding seven talented and experienced banking professionals to our Commercial Banking Group, we are well positioned to build on our expertise in serving this market."

Commenting on the appointments, Bruce Taylor, President and CEO of Cole Taylor Bank said, "We are extremely pleased and excited about bringing aboard these highly respected individuals who have decided to join Cole Taylor because of our strong reputation for serving closely-held businesses and our ability to recognize that each client's needs are unique. Our clients look to us to take care of banking so they can take care of business, one of the many reasons why we hired these banking specialists."

Cole Taylor Bank Appointments

  Kristopher S. Liedel joins as Senior Vice President Commercial Banking and Sales Manager and was formerly with Fifth Third Bank. Reporting to Liedel will be Shane Green and Anton Gust.
  Shane E. Green joins as Vice President Commercial Banking and was formerly with National City Bank.
  Anton C. Gust joins as Vice President Commercial Banking and was formerly with Fifth Third Bank.
  Louis L. Weinzelbaum joins as Senior Vice President Commercial Banking and Sales Manager and was formerly with Fifth Third Bank.
  Karen J. Bartman joins as Vice President Commercial Banking and was formerly with LaSalle Bank.
  Joel M. Gordon rejoins as Vice President Commercial Banking and was formerly with The Robinson Financial Group.
  Sandra R. Fleck joins as Vice President Correspondent Banking and was formerly with LaSalle Bank.

All will work out of Cole Taylor's offices at 111 West Washington Street in Chicago, Illinois.

"We are pleased to have attracted such top talent to Cole Taylor. These seven new bankers will be part of our Commercial Banking Group which is managed by Group Senior Vice President Kevin A. Hughes," said John Timmer, Executive Vice President Commercial Banking. "Our goal is to build our Commercial Banking business through organic growth. Further, we are supporting business development efforts through a strategic branding and marketing campaign, a suite of competitive business management and wealth management products and services, and strong business development marketing services."

"Cole Taylor is positioned in the marketplace as Chicago's banking specialists for closely-held businesses. By bringing aboard these key professionals and strengthening our Commercial Banking Department, we are continuing our momentum towards owning this position in the market," said Bruce Taylor.

The Company has a scheduled a conference call to provide additional information about this press release. The conference call will be hosted by Taylor Capital Group's Chairman and Chief Executive Officer, Jeffrey W. Taylor and its Chief Financial Officer, Daniel C. Stevens and is scheduled for Tuesday, June 6, 2006, at 8:30 a.m. Central Time (9:30 a.m. Eastern Time). Investors, news media and others may access the call via a live Internet audio broadcast at www.taylorcapitalgroup.com or by telephone at 1-866-700-7173, participant passcode 74871830.

The call is being webcast and will be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

About Cole Taylor Bank

Cole Taylor Bank, a subsidiary of Taylor Capital Group, Inc. (NASDAQ: TAYC), specializes in meeting the unique financing, cash management and wealth management needs of the owners of Chicago's closely-held companies. One of Chicago's largest independent banks with more than $3 billion in assets, Cole Taylor Bank has supplied sound financial guidance to Chicago-area businesses for more than 75 years. Cole Taylor Bank is a member of FDIC and an Equal Housing Lender.

For further information contact:

Daniel C. Stevens
Chief Financial Officer
847-653-7730

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers' changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; and changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned "Risk Factors" in our December 31, 2005 Annual Report on Form 10-K filed with the SEC on March 13, 2006. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

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